UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 28, 2013

VIRTUAL PIGGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-53944	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

1221 Hermosa Avenue, Suite 210
Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

(310) 853-1949
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A Amendment No. 1 has been filed to append certain exhibits that were not included in the Current Report on Form 8-K filed May 28, 2013 (the “Original 8-K”) and to update certain information set forth in the Original 8-K.

Item 3.02           Unregistered Sales of Equity Securities.

On May 28, 2013, Virtual Piggy, Inc. (the “Company”) entered into a Securities Purchase Agreement with accredited investors, pursuant to which the Company issued and sold an aggregate of 2,572,553 Units at a purchase price of $1.80 per Unit (the “Offering”), with each Unit being comprised of one (1) share of the Company’s common stock and a warrant to purchase one-half (0.5) of a share of common stock at an exercise price of $3.00 per share for a period of three years.  On May 29, 2013, the Company issued and sold an additional 300,000 Units pursuant to the Offering.  The Company retained Aegis Capital Corp. as placement agent in connection with the Offering.  The Company paid Aegis Capital Corp. aggregate placement agent fees in the amount of $151,408 plus $155,118 as an expense allowance.  In addition, the placement agent received three-year warrants to purchase an aggregate of 287,255 shares of the Company’s common stock at an exercise price of $1.80 per share.  Net proceeds of the Offering to the Company, after the expense allowance and other expenses, were approximately $4,838,570. No additional Units will be sold in connection with this Offering.

In addition to the net proceeds from the Offering described above, between May 9, 2013 and May 29, 2013 the Company received gross cash proceeds in the amount of $1,515,342 from the exercise of previously outstanding options and warrants to purchase an aggregate of 5,190,685 shares of the Company’s common stock at exercise prices ranging from $0.04 to $0.50 per share.

Total net proceeds to the Company from the offering and the exercise of warrants and options referenced herein were approximately $6,353,912.

The securities offered and sold to the purchasers in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were sold in reliance upon the exemption from securities registration afforded by Regulation D under the Securities Act.  Each purchaser represented to the Company that it is an “accredited investor,” as defined in Rule 501 of Regulation D.

The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the form of Securities Purchase Agreement (which includes the form of Warrant) and form of Placement Agent Warrant, which are attached to this Form 8-K/A as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01           Regulation FD Disclosure.

On May 28, 2013, the Company disclosed a pro forma balance sheet as of March 31, 2013, adjusted to reflect the net proceeds of the Offering as of such date and the option and warrant exercises described in Item 3.02 above.  The pro forma balance sheet, which was attached to the original Form 8-K filed on May 28, 2013 as Exhibit 99.1, was presented for illustrative purposes only and is not necessarily indicative of the financial position of the Company had the events specified taken place on March 31, 2013, and is not indicative of the current financial position of the Company.

The information in Item 7.01 this Form 8-K and Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01           Financial Statements and Exhibits.

(d)  Exhibits

10.1           Form of Securities Purchase Agreement, including the form of Warrant
10.2           Form of Placement Agent Warrant
99.1           Pro Forma Balance Sheet Data*

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: May 29, 2013	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer

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